UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 25, 2009

PACWEST BANCORP

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-2610	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 West “A” Street

San Diego, California, 92101

(Address of Principal Executive Offices)(Zip Code)

(619) 233-5588

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 25, 2009, PacWest Bancorp (the “Company”) entered into a letter agreement with Rodman & Renshaw, LLC (the “Placement Agent”), pursuant to which the Placement Agent has agreed to act as exclusive placement agent on a “reasonable best efforts” basis in connection with the sale of 2,723,314 shares of the Company’s common stock together with warrants, exercisable within six months of the closing date, to purchase up to an aggregate of 1,361,657 shares of common stock (“Series A Warrants”) and warrants, exercisable within 12 months of the closing date, to purchase up to an aggregate of 1,361,657 shares of common stock (“Series B Warrants”) in a registered direct public offering.  The Company has agreed to pay the Placement Agent an aggregate fee equal to 3% of the gross proceeds from the sale of the shares of common stock and related warrants in this offering, plus 3% of the aggregate gross procees the Company receives, if any, from the exercise of the warrants (or, in the case of shares and warrants to investors identified by the Company, 1%).  The Company has also agreed to reimburse the Placement Agent for all reasonable travel and other out-of-pocket expenses incurred in connection with the offering, including the fees and expenses of its counsel, not to exceed the lesser of 0.5% of the gross proceeds raised by the Company and $35,000.

Also on August 25, 2009, the Company and certain institutional investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell to such investors an aggregate of 2,723,314 shares of its common stock together with Series A and Series B Warrants to purchase a total of 2,723,314 shares of its common stock for gross proceeds of approximately $50 million.  The purchase price for each share of common stock and the related Series A and Series B Warrants was $18.36 (the “Per-Share Offering Price”).  Each warrant has an exercise price of $20.20 per share (110% of the Per-Share Offering Price), subject to anti-dilution provisions that require adjustment to reflect stock dividends and splits, pro-rata distributions, cash dividends and certain fundamental transactions.  The closing of the offering is expected to take place no later than August 28, 2009, subject to the satisfaction of customary closing conditions.

The common stock, warrants to purchase common stock and shares of common stock issuable upon exercise of the warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-159999), which was declared effective by the SEC on June 30, 2009.  A copy of the opinion of Jared M. Wolff, General Counsel to the Company, relating to the legality of the issuance and sale of the common stock, warrants and shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1 hereto.

A copy of the letter agreement, form of securities purchase agreement and form of warrant, are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference.  The foregoing summaries of the terms of the letter agreement, securities purchase agreement and the warrants are subject to, and qualified in their entirety by, such documents.  On August 25, 2009, the Company issued a press release announcing the offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

4.1	Form of Warrant.

5.1	Opinion of Jared M. Wolff.

10.1	Letter Agreement, dated August 25, 2009, by and between PacWest Bancorp and Rodman & Renshaw, LLC.

10.2	Form of Securities Purchase Agreement.

23.1	Consent of Jared M. Wolff (included in Exhibit 5.1).

99.1	Press release dated August 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PacWest Bancorp

Date: August 26, 2009	By:	/s/ Jared M. Wolff
Jared M. Wolff
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant.

5.1	Opinion of Jared M. Wolff.

10.1	Letter Agreement, dated August 25, 2009, by and between PacWest Bancorp and Rodman & Renshaw, LLC.

10.2	Form of Securities Purchase Agreement.

23.1	Consent of Jared M. Wolff (included in Exhibit 5.1).

99.1	Press release dated August 25, 2009.